EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equity Incentive Plan of Wanda Sports Group Company Limited of our report dated April 26, 2019, with respect to the consolidated financial statements of Wanda Sports Group Company Limited included in its Registration Statement (Form F-1 No. 333-232004) and related Prospectus of Wanda Sports Group Company Limited dated July 26, 2019 filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP
Beijing, the People’s Republic of China
November 25, 2019